Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prometheus Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264091) and Form S-8 (No. 333-254252) of Prometheus Biosciences, Inc., of our reports dated February 28, 2023, relating to the consolidated financial statements and the effectiveness of Prometheus Biosciences, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

February 28, 2023